Exhibit 10.12

IN ACCORDANCE WITH ITEM 601(B)(10)(IV) OF REGULATION S-K, CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THE EXHIBIT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

DATED: 16 MARCH, 2022

Beijing Yisheng Biotechnology Co., Ltd.

(北京依生生物技术有限公司)

and

Liaoning Yisheng Biopharma Co. Ltd.

(辽宁依生生物制药有限公司)

(as Guarantor)

and

R-Bridge Healthcare Fund, LP

(as Agent)

PRC Guarantee

OF

FACILITY AGREEMENT OF $40 MILLION

CONTENTS

Clause	Page

1.	DEFINITIONS AND INTERPRETATION	1

2.	GUARANTEE	3

3.	PAYMENT REQUIREMENT	7

4.	REPRESENTATIONS AND WARRANTIES	8

5.	COVENANTS	8

6.	SAFE REGISTRATIONS	8

7.	APPLICATION OF TERMS	9

8.	EVIDENCE	9

9.	TERMINATION	10

11.	GOVERNING LAW	11

12.	JURISDICTION	11

13.	ENFORCEMENT	11

i

This PRC Guarantee (the “Agreement”) is made on 16 March, 2022 among:

(1)	Beijing Yisheng Biotechnology Co., Ltd., a limited liability company incorporated under the laws of the PRC, with the office address in Room 101, Floor 1, Building 2, No. 38 Yongda Road, Daxing Biomedical Industry, Zhongguancun Science and Technology Park, Daxing District, Beijing (group registration), with a unified social credit code of [***] (“Beijing Yisheng”);

(2)	Liaoning Yisheng Biopharma Co. Ltd., a limited liability company incorporated under the laws of the PRC, with the office address in Daxin Second Village, Cailuo Town, Xinchengzi District, Shenyang, Liaoning Province, with a unified social credit code of [***] (“Liaoning Yisheng” and “Beijing Yisheng” are collectively referred to as the “Guarantor”); and

(3)	R-Bridge Healthcare Fund, LP, as agent of the Finance Party (the “Agent”).

WHEREAS,

(1)	YishengBio (Hong Kong) Holdings Limited, as the borrower (the “Borrower”), the persons listed in Part III of Annex I to the Facility Agreement as the Initial Lender, R- Bridge Healthcare Fund, LP as the Agent and other parties signed a Facility Agreement for an US$40,000,000 term loan (the “Facility Agreement”) on 16 March, 2022.

(2)	As one of the conditions for the Lender to provide Facility to the Borrower under the Facility Agreement, each Guarantor shall provide the Agent with joint and several liability guarantee for the Guaranteed Liabilities in accordance with the terms and conditions in this Agreement.

The parties hereby agree as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

Capitalized terms defined in the Clause 1.1 (Definitions) of the Facility Agreement have the same meaning when used in this Agreement unless expressly defined in this Agreement. In addition:

“Guaranteed Liabilities”	means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of each Transaction Obligor to any Finance Party under each Finance Document, in each case together with:

(1)	all moneys, obligations and liabilities due, owing or incurred in respect of any variations or increases in the amount or composition of the facilities provided under any Finance Document or the obligations and liabilities imposed under such documents; and

(2)	all costs, charges and expenses incurred by any Finance Party in connection with the protection, preservation or enforcement of its rights under any Finance Document.

“Party”	means any party to this Agreement.

“Transaction Obligor”	shall have the meaning set forth in the Facility Agreement.

“Termination Date”	means the earliest of the following dates:

(1)	The date on which all the Guaranteed Liabilities of the Transaction Obligors to the Finance Party under the Relevant Finance Document have been fully, unconditionally and irrevocably repaid or discharged and have not been revoked or restored in any bankruptcy, liquidation, administration or other legal proceedings and on which no further financing obligations of the Finance Party under the Finance Document have been provided; and

(2)	Any other date on which the Agent otherwise agrees in writing to release the guarantee under the Agreement in accordance with the Finance Document.

“Finance Party”	shall have the meaning set forth in the Facility Agreement.

“Finance Document”	shall have the meaning set forth in the Facility Agreement.

“Facility”	shall have the meaning set forth in the Facility Agreement.

“SAFE”	means the State Administration of Foreign Exchange of PRC (including its successor institutions and local branches).

“Event of Default”	shall have the meaning set forth in the Facility Agreement.

“Relevant Finance Document”	shall have the meaning set forth in the Facility Agreement.

“Obligor”	shall have the meaning set forth in the Facility Agreement.

“PRC”	means The People’s Republic of China (excluding, for the purposes of this Agreement, Hong Kong, Macau and Taiwan).

“PRC Business Day”	shall have the meaning set forth in the Facility Agreement.

“Final Repayment Date”	shall have the meaning set forth in the Facility Agreement.

1.2	Interpretation

Unless otherwise specified, the provisions of Clauses 1.2 (Construction) and 1.3 (Currency Symbols and Definitions) of the Facility Agreement apply to this Agreement mutatis mutandis.

2.	GUARANTEE

2.1	Guarantee and Indemnity

Subject to this Clause 9 (Termination), Each Guarantor irrevocably and unconditionally jointly and severally:

(a)	guarantees to Agent and Finance Party timely and fully performance of all Guaranteed Liabilities;

(b)	undertakes with the Agent that, whenever a Transaction Obligor does not pay any amount when due under or in connection with any Finance Document or any document related to Finance Document, that Guarantor shall immediately on demand by the Agent pay that amount as if the Guarantor was the principal obligor in accordance with PRC law; and

(c)	undertakes with the Agent that, if any guaranteed obligation under this Agreement is or becomes unenforceable, invalid or illegal, any Guarantor will (as an independent and primary obligation) indemnify the Finance Party immediately on demand by the Agent against any cost, loss or liability it incurs as a result of a Transaction Obligor not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due; and

(d)	undertakes with the Agent that, if any amount claimed by the Agent under this Clause 2 (Guarantee) cannot be compensated from any Guarantor based on the guarantee liability for any reason, then as an additional obligation, each Guarantor is obliged to compensate the Agent for any loss incurred by any Transaction Obligor due to its failure to punctually pay any amount payable under the Finance Document.

2.2	Continue Guarantee

This guarantee under Clause 2 is a continuing guarantee and will extend to the ultimate balance of sums payable by any Transaction Obligor under the Finance Document. The guarantee period under this Clause 2 is three (3) years from the Final Repayment Date, from 09/18/2026 (mm/dd/yyyy) to 09/17/2029 (mm/dd/yyyy); However, if the Final Repayment Date changes during the performance of the Facility Agreement, the aforementioned guarantee period shall be adjusted according to the actual Final Repayment Date.

2.3	Reinstatement

If any discharge, release or arrangement (whether in respect of the obligations of any Transaction Obligor or any security for those obligations or otherwise) is made by an Agent in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of each Guarantor under this Clause will continue or be reinstated as if the discharge, release or arrangement had not occurred.

2.4	Waiver of defenses

The obligations of each Guarantor under this Clause 2 will not be affected by an act, omission, matter or thing which, but for this Clause 2.4, would reduce, release or prejudice any of its obligations under this Clause 2 (whether or not known to it or any Finance Party) including but not limited to:

(a)	any time, waiver or consent granted to, or composition with, any person;

(b)	any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;

(c)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security.

2.5	Intention of the Guarantor

Without prejudice to the generality of Clause 2.4 (Waiver of Defenses), each Guarantor expressly confirms that it intends that the guarantee under this Agreement may from time to time cover any Finance Document and/or any loan or payment under any Finance Document, and any change or extension of such loan or payment, with any fees, costs or expenses related to the foregoing.

2.6	Immediate Recourse

Each Guarantor waives any right it may have of first requiring the Agent (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security, or claim payment from any person before claiming from that Guarantor under this Clause 2.

2.7	Non-compete

Until:

(a)	All amounts payable by the Transaction Obligors under or in connection with the Finance Documents have been irrevocably repaid in full; or

(b)	If the Agent otherwise requires,

No Guarantor shall exercise any rights it may have as a result of the payment or performance of its obligations under the Finance Documents or any amount payable or incurred under this Agreement, including:

(a)	subrogate to obtain any right, security interest or payment held or received by or to be received by a Finance Party (or its trustee or agent);

(b)	to obtain the right to distribute or be indemnified for any payment made or any amount obtained by any Guarantor for fulfilling its obligations under this Clause;

(c)	to claim or vote as a creditor of any Transaction Obligor or its property in competition with any Finance Party (or its trustee or agent); or

(d)	to obtain, assert or enjoy any payment, distribution, set-off or security interest from, or exercise any right of set-off against, any Transaction Obligor.

If any Guarantor receives any payment or distribution or security interest as a result of a provision to the contrary to this Clause or in accordance with the instructions of Agent under this Clause, it shall hold such payment, distribution or security interest as trustee for the Finance Party and promptly pay or transfer it to the Agent in accordance with the instructions of Agent.

2.8	Additional Guarantee

This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.

2.9	No Waiver

The Agent’s temporary failure or delay in exercising any of its rights or remedies under this Agreement shall not constitute a waiver of such rights. The Agent’s single or partial exercise of any right or remedy shall not preclude any further or other exercise of that right or remedy, nor the exercise of any other right or remedy.

2.10	Continue to perform the guarantee liability

If any payment made in connection with the performance its guarantee liability under this Agreement is required to be returned in accordance with the relevant provisions of relevant laws (including but not limited to the bankruptcy law), such payment obligation of the Guarantor shall be deemed as not yet fulfilled, and the Guarantor shall continue to perform the guarantee liability and assume the payment obligation of such payment.

3.	Payment Requirement

3.1	Payment

All amounts payable by each Guarantor to the Agent under this Agreement shall be transferred to the account designated by the Agent at the time, manner, place and currency required by the Agent in the written notice sent by the Agent to the Guarantor in accordance with the due and unpaid Guaranteed Obligations (adjusted in accordance with Clause 3.2 (Overdue Interest)).

3.2	Default Interest

(a)	The amount to be paid by any Guarantor after receiving the written notice issued by the Agent in accordance with Clause 3.1 (Payment) shall be the sum of the overdue interest payable by the Transaction Obligor in respect of the Guaranteed Obligations under the Facility Agreement during the period from the date of notice sent by Agent to the Guarantor actual payment.

(b)	The collection of overdue interest from the Guarantor shall not affect any other rights of the Agent under this Agreement.

3.3	Set-off

(a)	Subject to applicable laws and regulations of PRC, the Agent may set off any obligations due to the Guarantor against any obligations due by the Guarantor to the Agent under this Agreement;

(b)	All amounts payable by the Guarantor under this Agreement shall be paid in full, without any set-off, claim or restriction, and without deduction or withholding of any nature.

3.4	Deduction after the Event of Default

Notwithstanding otherwise provide in this Agreement, in the event of any Event of Default, each Guarantor shall ensure that the Agent has the right to require each Guarantor to perform the following obligations jointly or separately:

(a)	punctual performance of the obligations as a joint Guarantor under Clause 2 (Guarantee);

(b)	the money in any account with the Agent (or its affiliates) may be deducted for the payment of the Guaranteed Obligations; and/or

(c)	take all necessary measures to ensure the full and timely payment of the Guaranteed Obligations, including but not limited to providing sufficient funds to the Borrower to ensure that such funds are used to repay the Guaranteed Obligations.

4.	Representations and Warranties

The provisions of Clauses 17 (Representations) of the Facility Agreement shall apply to this Agreement with necessary amendments to the extent applicable, and any reference to the “Facility Agreement” or the “Finance Documents” therein shall be deemed to be a reference to this Agreement, and any reference to the “Transaction Obligor” or the “Obligor” therein shall be deemed to be a reference to the Guarantor, and shall be deemed to have been made by each Guarantor in respect of itself on the date of this Agreement and the relevant representations shall be repeated in accordance with Clause 17.31 (Repetition) of the Facility Agreement.

Each Guarantor further undertakes that, as of the date of this Agreement, no Guarantor has actually performed any guarantee obligation under a NBWD transaction, or if there is any guarantee obligation under a NBWD transaction has been performed, no unpaid debt outstanding from the offshore creditor which is guaranteed by the Guarantor.

5.	Covenants

The provisions of Clauses 20 (General Undertakings) of the Facility Agreement shall apply to this Agreement with necessary amendments to the extent applicable, and any reference to the “Facility Agreement” or the “Finance Documents” therein shall be deemed to be a reference to this Agreement, and any reference to the “Transaction Obligor” or the “Obligor” therein shall be deemed to be a reference to the Guarantor.

6.	SAFE Registrations

6.1	SAFE Registrations of Signing

Each Guarantor shall:

(a)	promptly (and in any event within 15 PRC Business Days after the date of the Agreement to which it is a party) and duly submit all relevant forms and other documents to SAFE for the purposes for NBWD registration of this Agreement with SAFE;

(b)	use its best efforts to complete such registration provided under Clause 6.1 of this Agreement with SAFE (provided that there shall be no obligation to continue to pursue such registration if the application for such registration is not accepted by SAFE or such NBWD registration is not completed within 180 days after the date of this Agreement notwithstanding the use of best efforts); and

(c)	promptly after receiving the NBWD registration certificate evidencing the completion of the NBWD registration of the Agreement issued by SAFE stamped with the official seal of SAFE (and in any event, within 5 PRC Business Days upon receipt), deliver to the Lender a copy of the copy of such certificate or any other evidence (in form and substance satisfactory to the Agent).

6.2	SAFE Registrations of Change

If any term of the Facility Agreement or this Agreement is amended, varied, supplemented or restated (each a “Material Change”); and if such Material Change is required under any PRC law or regulations or the applicable regulations promulgated by SAFE to be registered with SAFE, each Guarantor shall use its best efforts to:

(a)	promptly after the date of any Material Change (and in any event within 15 PRC Business Days after the date of such Material Change), duly apply for registration of such Material Change with SAFE;

(b)	use its best efforts to complete such Material Change registration provided under Clause 6.2 (SAFE Registrations of Change) (a) of this Agreement with SAFE (provided that there shall be no obligation of each Guarantor to continue to pursue such registration if the application for Material Change registration is not accepted by SAFE or such NBWD registration is not completed within 180 days after the date of such Material Change notwithstanding the use of best efforts); and

(c)	promptly after it becomes available (and in any event within 5 PRC Business Days upon receipt), deliver to the Agent a copy of the NBWD registration certificate issued by SAFE (stamped with the official seal of SAFE) evidencing the completion of the registration of such Material Change.

7.	APPLICATION OF TERMS

Clause 11 (Tax Gross Up and Indemnities), Clause 14 (Other Indemnities), Clause 15 (Costs and Expenses), Clause 32 (Partial Invalidity) and Clause 33 (Remedies and Waivers) of the Facility Agreement shall apply to this Agreement with necessary amendments to the extent applicable. The references to the “Facility Agreement” or the “Finance Document” shall be deemed as references to this Agreement, references to “Borrower”, “Obligor” or “Transaction Obligor” shall be deemed as references to the Guarantor, and references to “Financing Party” shall be deemed as references to the Agent.

8.	EVIDENCE

Each Guarantor hereby agrees that any proof of evidence or resolution by the Agent of any amount under the Finance Document shall be conclusive evidence of the matters relating to that amount in the absence of manifest error.

9.	TERMINATION

The guarantee under this Agreement shall remain in full force and effect until the Termination Date. For the avoidance of doubt, subject to the provisions of Clause 2.3 (Restoration), this Agreement and the guarantee hereunder shall be automatically terminated and invalid on the Termination Date.

10.	MISCELLANEOUS

10.1	Assignment

(a)	This Agreement shall be binding upon the successors and permitted assignees of the parties hereto.

(b)	Each Guarantor may not assign or otherwise dispose of any of its rights or obligations under this Agreement or the other Finance Document.

(c)	If the Financing Party transfers its rights under the Facility Agreement in accordance with the provisions of the Finance Document, its security interests under this Agreement shall be transferred together without further written confirmation or consent from the Guarantor.

10.2	Amendment

Subject to the provisions of the Facility Agreement, any modification to any provision of this Agreement shall be made in writing and agreed by all parties.

10.3	Notices

The provisions of Clauses 30 (Notices) of the Facility Agreement shall apply to this Agreement with necessary amendments to the extent applicable

10.4	Language

This Agreement is made and signed in Chinese.

10.5	Counterparts

This Agreement may be executed in multiple of counterparts, and each counterpart was the same and single original copy of this Agreement.

11.	GOVERNING LAW

This Agreement is governed by and construed in accordance with the laws of PRC.

12.	JURISDICTION

The party hereto shall negotiate with other parties to resolve any dispute under this Agreement in good faith. If no satisfactory solution can be reached, any party can submit the dispute to the PRC court with jurisdiction.

13.	ENFORCEMENT

This Agreement shall be effective on the date when the authorized signatory of each Guarantor formally signs or affixes the official seal, and the authorized signatory of the Agent formally signs or affixes the official seal.

IN WITNESS WHEREOF, this Agreement has been signed on the date on the first page of this Agreement.

Guarantor

Beijing Yisheng Biotechnology Co., Ltd.

Authorized Signatory:

/s/ Zhen Yu	/s/ Seal

Signature page to PRC Guarantee

Guarantor

Liaoning Yisheng Biopharma Co. Ltd.

Authorized Signatory:

/s/ Yi Zhang	/s/ Seal

Signature page to PRC Guarantee

Agent

R-Bridge Healthcare Fund, LP

Authorized Signatory:

/s/ Wei Fu

Signature page to PRC Guarantee